Exhibit (99)(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" for Global Alpha Fund, a series of Dreyfus Advantage Funds, Inc. (to be renamed Advantage Funds, Inc. and formerly named Dreyfus Growth and Value Funds, Inc.) in this Registration Statement (Form N-1A Nos. 33-51061 and 811-7123) of Dreyfus Advantage Funds, Inc.

/s/ ERNST & YOUNG LLP

New York, New York
April 24, 2006